Exhibit 10.36

WATFORD HOLDINGS LTD.
INDEMNIFICATION AGREEMENT
This Indemnification Agreement (the “Agreement”) is made as of [•], 2018 by and between Watford Holdings Ltd., a Bermuda exempted company with limited liability (the “Company”) and [NAME OF DIRECTOR] (the “Indemnitee”), a Director and/or Officer of the Company.
WHEREAS it is essential to the Company to retain and attract as Directors and Officers the most capable persons available, and
WHEREAS the substantial increase in corporate litigation subjects Directors and Officers to expensive litigation risks at the same time that the availability of Directors’ and Officers’ liability insurance has been severely limited, and
WHEREAS it is the express policy of the Company to indemnify its Directors and Officers so as to provide them with the maximum possible protection permitted by law, and
WHEREAS the Company does not regard the protection available to the Indemnitee as adequate in the present circumstances, and realizes that the Indemnitee may not be willing to serve as a Director and/or Officer without adequate protection, and the Company desires the Indemnitee to serve in such capacity;
NOW, THEREFORE, in consideration of the Indemnitee’s service as a Director and/or Officer after the date hereof, the parties agree as follows:

1.	Definitions

1.1	As used in this Agreement:

(a)
The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, or any alternative dispute resolution mechanism, or any inquiry or hearing whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature;

(b)
The term “Expenses” shall include, but is not limited to, any expense, liability or loss, including expenses of investigations, judicial, arbitral or administrative proceedings or appeals, whether threatened, pending or completed, damages, judgments, fines, amounts paid in settlement by or on behalf of the Indemnitee, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under this Agreement; and

(c)
The terms “Director” and “Officer” shall include the Indemnitee’s service at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as a Director and/or Officer of the Company and any subsidiary thereof.

2.
Indemnity of Director and/or Officer. Subject only to the limitations set forth in Section 7, the Company will to the maximum possible extent permitted by law as it exists from time to time (but in the case of future amendment or interpretation, unless required by law, only to the extent such amendment or interpretation permits the Company to apply broader indemnification rights than were provided prior thereto) indemnify, defend, and hold harmless the Indemnitee from, and pay on behalf of the Indemnitee, all Expenses incurred by the Indemnitee because of any claim or claims made against him or involving him (including as a witness) in a Proceeding, including incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise (including, without limitation, settlement of Proceeding with or without payment of money or other consideration or the termination of any issue or matter in such Proceeding by dismissal, with or without prejudice), (i) by reason of the fact that he is or was a Director and/or Officer or (ii) related to or arising out of anything done or not done (whether before or after the date of this Agreement) by Indemnitee in any such capacity.

3.	Presumptions; Burden of Proof. Subject to the limitations set forth in Section 7, in connection with any Proceeding,

(a)	It shall be a presumption that Indemnitee has met the applicable standard of conduct and that indemnification of Indemnitee is proper in the circumstances.

(b)
The burden of proof shall be on the Company to overcome the presumptions set forth in the preceding clause (a), and each such presumption shall only be overcome if the Company establishes that there is no reasonable basis to support it.

4.
Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Expenses, the Company shall nevertheless indemnify Indemnitee for such portion.

5.	Contribution.

(a)
The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(b)
Subject to the limitations set forth in Section 7, to the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the Expenses incurred by Indemnitee, in connection with any Proceeding, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

6.
Settlement. The Company will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement solely involves the payment of money by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which shall not be unreasonably withheld.

7.	Limitations on Indemnity

7.1	The Company shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee.

(a)	which payment it is prohibited by applicable law from paying as indemnity;

(b)	for which payment is actually made to the Indemnitee under an insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

(c)	for which payment the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;

(d)
resulting from a claim that the Indemnitee gained in fact any personal profit or advantage to which he was not legally entitled; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged gaining of personal profit or advance to which the Indemnitee was not legally entitled, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

(e)
brought about or contributed to by the fraud or dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless it shall be decided in a Proceeding that he committed (i) acts of active and deliberate dishonesty, (ii) with actual dishonest purpose and intent, and (iii) which acts were material to the cause of action so adjudicated.

7.2	For purposes of Sections 7 and 8, the phrase “decided in a Proceeding” shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

8.	Advance Payment of Costs

8.1
Expenses paid or incurred by the Indemnitee in connection with any Proceeding shall be paid by the Company as incurred and in advance of the final disposition of such Proceeding, and without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. It is further understood and agreed that any Indemnitee shall be entitled to separate counsel in the event of any potential conflict as between the directors, officers and Company.

8.2
The Indemnitee hereby agrees and undertakes to repay such amounts advanced if it shall be decided in a Proceeding that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest.

9.	Other Indemnification and Insurance/Priority of Payments.
The Company acknowledges that certain Indemnitees may have certain rights to (i) indemnification and/or advancement of expenses provided by Arch Capital Group Ltd., HPS Investment Partners, LLC and/or certain of their affiliates and employees (collectively, the “Other Indemnitors”) and/or (ii) insurance provided to the Other Indemnitors. The Company hereby agrees: (a) that it is the indemnitor of first resort (i.e., its obligations to Indemnitees are primary and any obligation of the Other Indemnitors to advance Expenses or to provide indemnification or insurance for the same Expenses or liabilities incurred by parties are secondary), (b) that it shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of Expenses to the extent legally permitted, without regard to any rights Indemnitees may have against the Other Indemnitors, and (c) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of Indemnitees with respect to any claim for which Indemnitees have sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitees against the Company.

10.	Directors and Officers Liability Insurance.

10.1	Maintenance of Insurance. So long as the Company maintains liability insurance for any directors, officers, employees or agents of any such person, the Company shall ensure that Indemnitees are covered by such insurance in such a manner as to provide Indemnitees the same rights and benefits as are accorded to the most favorably insured of the Company’s then current Directors and Officers. If at any date (i) such insurance ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s status as a Director or Officer or (ii) the Company does not maintain any such insurance (as applicable, the “Relevant Date”), the Company shall ensure that Indemnitee is covered, with respect to acts and omissions prior to such date, for so long as the Indemnitee shall be subject to any possible proceeding by reason of the fact that the Indemnitee was a Director or Officer of the Company, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee’s Director or Officer status covered) no less favorable to Indemnitee than the greater of the amounts and terms of the liability insurance maintained by the Company (i) immediately prior to the Relevant Date and (ii) on the last date the Indemnitee was a Director or Officer of the Company.

10.2
Notice to Insurers. Upon receipt of notice of a Proceeding, the Company shall give or cause to be given prompt notice of such Proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The Company shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies, unless the Company shall have paid in full all indemnification, advancement and other obligations payable to Indemnitee under this Agreement.

11.
Enforcement. If a claim under this Agreement is not paid by the Company, or on its behalf, within thirty days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the Expenses of prosecuting such claim.

12.
Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

13.	Notice

13.1
The Indemnitee shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement, together with such information and cooperation as it may reasonably require; however failure to provide or delay in providing such notice shall not release the Company from any of its obligations under this Agreement except to the extent the Company is materially prejudiced by such failure or delay.

13.2	Notice to the Company shall be given at its registered office and shall be directed to the Company’s Secretary (or such other address as the Company shall designate in writing to the Indemnitee).

13.3
Notice shall be deemed received: (i) if sent by prepaid mail properly addressed, the date of such notice being the date postmarked; or (ii) if sent by electronic mail, on the date sent if sent during normal business hours of the recipient and if sent after normal business hours of the recipient, on the next business day.

14.
Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

15.
Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the memorandum of association, bye-laws or other organizational agreement or instrument of the Company or any of its subsidiaries, any other agreement, any vote of shareholders or directors, Bermuda law, any other applicable law or any liability insurance policy, provided that to the extent that Indemnitee is entitled to be indemnified by the Company and by any shareholder of the Company or any affiliate of any such shareholder (other than the Company) under any other agreement or instrument, or by any insurer under a policy procured or maintained by any such shareholder or affiliate, (i) the obligations of the Company hereunder shall be primary and the obligations of such shareholder, affiliate or insurer secondary, and (ii) the Company shall not be entitled to contribution or indemnification from or subrogation against such equity holder, affiliate or insurer. In the event that any such shareholder or affiliate makes indemnification payments or advances to Indemnitee in respect of any Expenses, losses, liabilities, judgments, fines, penalties or amounts paid in settlement for which the Company would also be obligated pursuant to this Agreement, the Company shall reimburse such shareholder or affiliate in full on demand.

16.	Exculpation, etc.

16.1
Indemnitee shall not be personally liable to the Company or any of its subsidiaries or to the shareholders of the Company or any such subsidiary for monetary damages for breach of fiduciary duty as a director of the Company or any such subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee for acts of fraud or dishonesty. If Bermuda law or other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by Bermuda law or such other applicable law as so amended.

16.2
No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its subsidiaries against Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

17.
Applicable Law. The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of Bermuda. The parties to this Agreement hereby irrevocably agree that the courts of Bermuda shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings which may arise out of or in connection with this Agreement and waive any objection to such proceedings in the courts of Bermuda on the grounds of venue or on the basis that they have been brought in an inconvenient forum.

18.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

19.
Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

20.
Successors and Assigns. This Agreement shall be binding upon the Company and its respective successors and assigns, including without limitation any acquirer of all or substantially all of the Company’s assets or business, any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) that acquires beneficial ownership of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then issued and outstanding voting securities and any survivor of any merger, amalgamation or consolidation to which the Company is party, and shall inure to the benefit of and be enforceable by Indemnitee and Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators and assigns. The Company shall require and cause any such successor, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as the Company herein, and the Company shall not permit any such purchase of assets or business, acquisition of securities or merger or consolidation to occur until such written agreement has been executed and delivered. No such assumption and agreement shall relieve the Company of any of its obligations hereunder, and this Agreement shall not otherwise be assignable by the Company.

21.
Continuation of Indemnification. The indemnification under this Agreement shall continue as to the Indemnitee even though he may have subsequently ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of the Indemnitee.

22.	Coverage of Indemnification. The indemnification under this Agreement shall cover the Indemnitee’s service as a Director and/or Officer prior to or after the date of the Agreement.

AGREED by the Parties on the date first written above:
For, and on behalf of

WATFORD HOLDINGS LTD.

Signature

Print Name

[INDEMNITEE]

Signature

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